Exhibit 99.1

[GRAPHIC OMITTED] Chambers of Hon. Marvin J. Garbis United States District Judge 410-962-7700	UNITED STATES DISTRICT COURT DISTRICT OF MARYLAND 101 W. LOMBARD STREET BALTIMORE, MARYLAND 21201

March 6, 2007

TO ALL COUNSEL OF RECORD

Re:	Star Scientific v. RJR. MJG-01-1504

Dear Sir/Madam:

I have received Star’s motion seeking certification under 28 U.S.C. § 1292(b). I am inclined to grant the motion in the event I cannot get the inequitable conduct decision completed this month. I will do so in the interest of doing what I can to expedite the appellate review process.

I trust that you understand that I am not at all confident that the United States Court of Appeals for the Federal Circuit will accept the certification. On the other hand, if the certification is issued because I did not get judgment entered in March and, as I would intend in that case, the bench decision is completed and judgment is entered in April, it is possible that there may be some benefit to having had the certification issued.

Accordingly, unless RJR can provide persuasive reasons to the contrary by March 15, 2007, I will grant the motion if I find myself unable to complete the inequitable conduct decision this month.

Yours truly,

/s/ Marvin J. Garbis
Marvin J. Garbis United States District Judge